

Dorchester Minerals, LP

MID-YEAR UPDATE

November 24, 2020

DMLP
NASDAQ



Forward-Looking Statements

Portions of this presentation may constitute, and our officers and representatives from time to time may make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate", "intend", "plan", "goal", "seek", "believe", "project", "estimate", "expect", "strategy", "future", "likely", "may", "should", "will," "continue" or similar words, and the absence of such words does not mean that the statements are not forward-looking. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on (and these statements may discuss) our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections of results of operations or of financial condition, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Therefore, you should not rely on any of these forward-looking statements. Examples of such uncertainties and risks include, but are not limited to, changes in the price or demand for oil and natural gas, including the recent significant decline in energy prices, public health crises including the worldwide COVID-19 or coronavirus outbreak beginning in early 2020, changes in the operations on or development of the Partnership's properties, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements) and the Partnership's consolidated financial position, business strategy and other plans and objectives for future operations. These and other factors are set forth in the Partnership's filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this document is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or circumstances, or otherwise.

DMLP •NASDAQ•

2020 Mid-Year Update

Royalty Update

- Prices have improved since Q2 2020, however many challenges remain
- Without support from new activity natural production declines are steep
- Permian production curtailments have largely been restored
- Continue to add new wells, although many were spud before the drop in price
- Reducing DUC inventory without increased drilling will result in fewer new wells in future periods
- Industry consolidation has continued with aggregation of DMLP's top operators

Net Profits Interest Update

- Hugoton NPI → Divested all operated assets and the associated NPI in Q3 2020
- Minerals NPI → Trailing 12 Months Activity through September 2020
  - Operating Margin: 55% (first 6 months 69%, last 6 months 33%)
  - NPI Payments: $12.5 MM (first 6 months $9.6MM, last 6 months $2.9MM)
  - September 2020 was in a surplus position and cash on hand equaled outstanding Bakken capital commitments of $2.5MM
- Roll-over of high impact Bakken activity in Q1 and curtailments in Q2 have significantly reduced volumes
- Reduced activity and challenging economics will decrease new participation opportunities

Ongoing portfolio management

- Continue to high-grade portfolio and divest non-strategic, non-core assets including surface acreage
- Continue search for accretive M&A opportunities

Total Production


Daily Gas Rate (Mcfd)
Daily Oil Rate (boed)
Daily Plant Products Rate (boed)
100,000
10,000
1,000
100
100,000
10,000
1,000
100
2014
2015
2016
2017
2018
2019
2020
Dashed lines indicate historical volumes excluding recent divestitures

Note: Production graph limited to "in pay" volumes. Plant Product production calculated as Oil equivalent at 0.40:1 ratio throughout presentation. Prod thru 06/2020.

Royalty and NPI Production

Royalty Production

- Oil decline in Permian has been offset by new activity, plus incremental from Bakken
- Gas decline has been suppressed by associated gas from Bakken and Permian
- Plant Products linked to associated gas production

NPI Production

- Q1 2020: Large increase in oil volumes attributable to a single Bakken unit
- Q2 2020: Decline attributable to widespread Bakken shut-ins
- Q3 2020: Divested Hugoton Field which was the largest contributor to NPI gas volumes


Daily Oil Rate (boed)
Daily Plant Products Rate (boed)
100,000
10,000
1,000
100
2018
2019
2020
2021


Daily Gas Rate (Mcfd)
100,000
10,000
1,000
100
Dashed lines indicate historical volumes excluding recent divestitures
2018
2019
2020
2021

Note: Production graph limited to "in pay" volumes.

New Well Activity


Gross Wells
250
200
150
100
50
0
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Royalty
NPI

Gross Wells	114	238	107	116
Net Wells	0.64	2.52	0.97	0.76

Note: Well count based on first revenue receipts in the indicated period. Wells containing both Royalty and NPI interests will be reflected in both well counts.

Dorchester Minerals, L.P.

DMLP
•NASDAQ•

Bakken/Three Forks

- Early 2020 dominated by development of Pittsburgh-Uhlman unit in McKenzie Co, ND.
- Production decreased dramatically in April and May 2020 due to curtailments
- Limited working interest participation in current environment

Daily Production (boed)



3,000
2,000
1,000
0
Non-Consent
Royalty
Participation
Pittsburgh-Uhlman →
2018
2019
2020

Permian

- Midland: Activity has decreased significantly, but shut-in production largely reactivated
- Delaware: Numerous wells added with first production in Q1 & Q2 2020
- Legacy: Production is close to long-term trend



4,000
3,000
2,000
1,000
0
Other Permian
Midland Basin
Delaware Basin
2018
2019
2020

Remaining Plays

- Stable base of PDP less affected by new activity
- Majority of gas from dry gas basins and not affected by the steep decline of associated gas
- Production is close to long-term trend



4,000
3,000
2,000
1,000
0
2018
2019
2020

Note: Remaining Plays aggregates all areas outside of Bakken and Permian.



Dorchester Minerals, LP

MID-YEAR
UPDATE

November 24, 2020

DMLP
NASDAQ

